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                                                                      Exhibit 11

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.


                                                                For the Purchase
                                                            of 385,000 shares of
                                                                    Common Stock

                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                       INVERNESS MEDICAL INNOVATIONS, INC.


        VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 19, 2006

       Inverness Medical Innovations, Inc., a Delaware corporation (the "Company"), hereby certifies that Zwanziger Family Ventures, LLC, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or before the earlier of (a) December 19, 2006 at not later than 5:00 p.m. (Eastern Standard Time) and (b) the termination of this Warrant as provided in
Section 9 below, 385,000 shares of Common Stock, $.001 par value, of the Company ("Common Stock"), at a purchase price of $17.15 per share. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

       1. EXERCISE.

            (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, as provided in subsection 1(b) below, of the aggregate Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

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            (b) The aggregate Purchase Price may be paid, at the Registered
Holder's election, at any time during the term of this Warrant, (i) by cash (including by wire transfer of immediately available funds to an account designated by the Company) or certified or bank check in lawful money of the United States or (ii) by exercise of the "net issuance" right described below in this subsection 1(b) ("NET ISSUANCE"). If the Registered Holder elects the Net Issuance method, the Company will issue Common Stock to the Registered Holder upon exercise of this Warrant in accordance with the following formula:


                 X = Y(A-B)
                     ------
                        A

       Where: X = the number of shares of Common Stock that shall be issued to the Registered Holder.

              Y = the number of shares of Common Stock requested to be
                  exercised under this Warrant.

              A = the current fair market value of one (1) share of Common
                  Stock at the time of issuance of such shares of Common Stock.

              B = the Purchase Price.

       For purposes of the above calculation, current fair market value of each share of Common Stock shall be determined as follows:

                 (i) if the Common Stock is traded on a national securities exchange, the fair market value shall be deemed to be the average of the closing prices of the Common Stock over the ten (10) trading day period ending immediately prior to the day as of which the current fair market value of the Common Stock is being determined; or

                 (ii) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the product of the average of the closing bid and asked prices of the Common Stock quoted on the NASDAQ System (or similar system) over the ten (10) trading day period ending immediately prior to the day as of which the current fair market value of the securities is being determined; or

                 (iii) if at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ System (or similar system) or the over-the-counter market, the current fair market value of the Common Stock shall be as determined in good faith by the Company's Board of Directors.

            (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

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            (d) As soon as practicable after the exercise of this Warrant in full or in part and whether by payment by cash or check or by Net Issuance, and in any event within fifteen (15) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                 (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

                 (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing the right to purchase in the aggregate the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased or exercised by the Registered Holder upon such exercise as provided in subsections 1(a) and 1(b) above.

            (e) To the extent this Warrant is not previously exercised as to all of the Warrant Stock subject hereto, and if the fair market value of one share of Common Stock is greater than the Purchase Price then in effect, this Warrant shall be deemed automatically exercised pursuant to the Net Issuance method as provided in subsection 1(b) above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one (1) share of the Common Stock upon such expiration shall be determined pursuant to the Net Issuance provisions of subsection 1(b). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this subsection 1(e), the Company agrees to promptly notify the Registered Holder hereof of the number of shares of Warrant Stock, if any, that the Registered Holder hereof is to receive by reason of such automatic exercise.

       2. ADJUSTMENTS.

            (a) If outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

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            (b) If there shall occur any capital reorganization or
reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, in as nearly equivalent a manner as may be practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

            (c) Subject to the provisions of Section 8, if there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Registered Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Registered Holder would have been entitled if the Registered Holder had exercised its rights pursuant to the Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

            (d) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

       3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the closing market price of the Common Stock on the American Stock Exchange or, if applicable, any other national securities exchange on the trading day immediately prior to the date of exercise or on the basis of the mean between the low bid and high asked prices of the Common Stock on the over-the-counter market as reported by the NASDAQ System (or similar system), whichever is applicable, or if neither is applicable, then on the basis of the then current

                                       4

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market value of the Common Stock as shall be reasonably determined by the
Company's Board of Directors.

       4. LIMITATION ON SALES, ETC. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise unless (a) there is an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and this Warrant or such Warrant Stock has been registered or qualified under any applicable state securities or "blue sky" laws then in effect, or (b) the Company receives an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

       Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not for, with a view to, or in connection with, the distribution or resale of any such shares, and the holder of this Warrant shall be bound by the provisions of the following legend or a legend in substantially similar form which shall be endorsed upon the certificate(s) evidencing the Warrant Stock issued pursuant to such exercise:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER."

       In addition, without limiting the generality of the foregoing, the Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

       5. REGISTRATION.

                                       5

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            (a) INCIDENTAL REGISTRATION; REGISTRATION PROCEDURES AND EXPENSES,
ETC.

                 (i) (A) Whenever the Company proposes to file a Registration Statement (as defined below) at any time and from time to time, it shall, prior to such filing, give written notice to the Registered Holder of its intention to do so and, upon the written request of the Registered Holder, given within ten
(10) business days after the Company provides such notice (which request shall state the intended method of disposition of the Registrable Shares (as defined below) requested to be registered), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by the Registered Holder to register to be so registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Registered Holder; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this subsection 5(a) without obligation to the Registered Holder. As used in this Warrant, the term "Registration Statement" shall mean a registration statement filed by the Company with the Securities and Exchange Commission (the "Commission") for a public offering and sale of Common Stock by the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another company). As used in this Warrant, the term "Registrable Shares" shall mean (i) any Common Stock issued or issuable upon exercise of this Warrant and
(ii) any shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

                     (B) In connection with any registration under this subsection 5(a) involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the Registered Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter it is desirable because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, that the managing underwriter believes should be included therein.

                 (ii) If and whenever the Company is required by the provisions of this subsection 5(a) to use its reasonable best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                     (A) so long as such Registration Statement is effective covering any Registrable Shares owned by the Registered Holder, furnish to the Registered Holder such number of copies of prospectuses and such other documents as the Registered Holder may reasonably request in order to facilitate the public sale or other disposition of all or any of such Registrable Shares by the Registered Holder;

                     (B) file documents required of the Company for blue sky clearance in states specified in writing by the Registered Holder; PROVIDED, HOWEVER, that the

                                       6

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Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented; and

                     (C) bear all expenses in connection with the procedures in paragraphs (A) and (B) of this subsection 5(a)(ii) and the registration of the Registrable Shares pursuant to such Registration Statement, and the reasonable legal fees and expenses, if any, of one (1) counsel to the Registered Holder and all other selling stockholders, if any, under such Registration Statement, and except for any underwriting discounts, brokerage fees and commissions incurred by the Registered Holder and/or such other selling stockholders, if any.

            (b) ADDITIONAL OBLIGATIONS.

                 (i) With a view to making available to the Registered Holder the benefits of Rule 144 promulgated by the Commission under the Securities Act (or its successor rule) ("Rule 144") and any other rule or regulation of the Commission that may at any time permit the Registered Holder to sell the Registrable Shares to the public without registration, the Company covenants and agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (x) such date as all of the Registered Holder's Registrable Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or
(y) such date as all of the Registered Holder's Registrable Shares shall have been resold and (B) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (ii) If the Registered Holder owns Registrable Shares included in any Registration Statement and the Company has delivered preliminary or final prospectuses to the Registered Holder in connection therewith, and after such delivery the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Registered Holder and, if requested, the Registered Holder shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Registered Holder with revised prospectuses and, following receipt of the revised prospectuses, the Registered Holder shall be free to resume making offers of the Registrable Shares.

                 (iii) In the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify the Registered Holder to such effect, and, upon receipt of such notice, the Registered Holder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until the Registered Holder has received copies of a supplemented or amended prospectus or until the Registered Holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under

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this clause (iii) to suspend sales of Registrable Shares for a period in excess of 90 days in any 365-day period.

                 (iv) If the Registered Holder includes any Registrable Shares in any Registration Statement, the Registered Holder shall furnish to the Company such information regarding the Registered Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Warrant.

                 (v) The Registered Holder covenants with the Company not to make any sale of the Registrable Shares without satisfying the prospectus delivery requirements under the Securities Act, if any.

                 (vi) The Registered Holder covenants to provide to the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep in effect any Registration Statement covering any Registrable Shares held by the Registered Holder.

            (c) INDEMNIFICATION. For the purpose of this subsection 5(c):

                     (1) the term "Registered Holder" shall include the
            Registered Holder and any affiliate of the Registered Holder; and

                     (2) the term "Registration Statement" shall include any
            final prospectus, exhibit, supplement or amendment included in or relating to any Registration Statement referred to in subsection 5(a) above.

                 (i) In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Warrant, the Company agrees to indemnify and hold harmless the Registered Holder and each person, if any, who controls the Registered Holder within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Registered Holder or any such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement covering any Registrable Shares, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of such Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, or filed as part of such Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (a "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such Registration Statement, Prospectus or any amendment or supplement thereto or necessary to make the

                                       8

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statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Registered Holder and each such controlling person for any legal and other expenses reasonably incurred, as such expenses are reasonably incurred, by the Registered Holder or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Registered Holder expressly for use therein, or (B) the failure of the Registered Holder to comply with subsection 5(b)(v) hereof respecting any sale of the Registrable Shares, or (C) the inaccuracy of any representations made by the Registered Holder in this Warrant or in any investment representation letter executed by the Registered Holder in connection with the issuance or exercise of this Warrant or (D) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Registered Holder prior to the pertinent sale or sales by the Registered Holder.

                 (ii) In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Warrant, the Registered Holder thereto will indemnify and hold harmless the Company, each of its directors, each of its officers who sign any Registration Statement covering any Registrable Shares and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed such Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Registered Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (A) any failure by the Registered Holder to comply with subsection 5(b)(v) hereof respecting any sale of the Registrable Shares, or (B) the inaccuracy of any representation made by the Registered Holder in this Warrant or in any investment representation letter executed by the Registered Holder in connection with the issuance or exercise of this Warrant or (C) any untrue or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Registered Holder expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed Registration Statement and each such controlling person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred, by the Company, each of its directors, each of its officers who signed such Registration

                                       9

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Statement or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                 (iii) Promptly after receipt by an indemnified party under this subsection 5(c) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this subsection 5(c), promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise to the extent it is not actually prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions or defenses of the indemnifying party and the indemnified party in conducting the defense of any such action, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this subsection 5(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (A) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action and all other purchasers of Registrable Shares, if any, who may be parties to such action; PROVIDED, HOWEVER, that if any indemnified party shall have reasonably concluded that there may be a conflict between the positions or defenses of such indemnified party and the positions or defenses of other indemnified parties or other purchasers in conducting the defense of any such action, the indemnified party shall have the right to select a separate counsel to assume such legal defenses) or (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnity agreements contained in subsections 5(c)(i) and (ii) shall not apply to amounts paid in settlement of any action if such settlement is effected without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), or to amounts paid in settlement of any action if the indemnifying party is not fully released under such settlement from any claim or liability under such action.

                 (iv) If the indemnification provided for in this subsection 5(c) is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to

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hold harmless an indemnified party under paragraphs (i), (ii) or (iii) of this subsection 5(c) in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Registered Holder from the issuance of this Warrant or
(B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but the relative fault of the Company and the Registered Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Warrant which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and the Registered Holder on the other shall be deemed to be in the same proportion as the amount paid by the Registered Holder to the Company pursuant to this Warrant for the Registrable Shares that were sold pursuant to any Registration Statement bears to the difference (the "Difference") between the amount the Registered Holder paid for such Registrable Shares and the amount received by the Registered Holder from the sale of such Registrable Shares. The relative fault of the Company and the Registered Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Registered Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (iii) of this subsection 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (iii) of this subsection 5(c) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (iv); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (iii) for purposes of indemnification. The Company and the Registered Holder agree that it would not be just and equitable if contribution pursuant to this subsection 5(c) were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this subsection 5(c), the Registered Holder shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Registered Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       6. NOTICES OF RECORD DATE, ETC. In case:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

       7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

       8. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

       9. TERMINATION IN CERTAIN EVENTS. In the event of a transfer of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into any other entity (other than a merger the sole purpose of which is to change the state of incorporation of the Company) or a dissolution or winding-up or the adoption of a plan of liquidation of the Company, this Warrant shall terminate on the effective date of such transfer, merger, consolidation, dissolution, winding-up or adoption (the "Transaction Effective Date") and shall become null and void, PROVIDED that the Registered Holder shall have received the prior notice with respect to such transaction or event required by Section 6 hereof, and PROVIDED FURTHER, HOWEVER, that if this Warrant shall not have otherwise terminated or expired, the Registered Holder hereof shall have the right until 5:00 p.m. (Eastern Standard Time) on the day immediately prior to the Transaction Effective Date to exercise its rights hereunder to the extent not previously exercised.

       10. WARRANT REGISTER; TRANSFERS, ETC.

            (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

            (b) This Warrant shall not be transferable by the Registered Holder without the prior written consent of the Company and shall be exercisable only by the Registered Holder. Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Paragraph, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

            (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

       11. MAILING OF NOTICES, ETC. Any notice required or permitted to be given to the Company or the Registered Holder under this Warrant shall be made in writing at the address or facsimile number of such person specified below (or such other address or facsimile number as such person may specify in a written notice to the other party) and shall be deemed to have been given, if delivered personally or sent via electronic facsimile transmission with confirmation received, on the date of delivery or, if sent via nationally recognized overnight express courier with established tracking capability marked for delivery on the next business day, on the earlier of the date of delivery, as demonstrated by the tracking records of the courier, or two (2) business days after deposit of the notice with the courier:

            if to the Company, to:

                 Inverness Medical Innovations, Inc.
                 51 Sawyer Road, Suite 200
                 Waltham, Massachusetts 02453
                 Facsimile:  (781) 674-3939
                 Attention:  Ron Zwanziger, President
            with a copy to:

                 Foley, Hoag & Eliot, LLP
                 One Post Office Square
                 Boston, Massachusetts 02109
                 Facsimile: (617) 832-7000
                 Attention:  John D. Patterson, Jr., Esq.

if to the Registered Holder of this Warrant, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing.

       12. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

       13. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

       14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

       15. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws. Any dispute arising out of or relating to this Warrant shall be filed and prosecuted in any court of competent subject matter jurisdiction located in Massachusetts. The Company and the Registered Holder hereby consent to the personal jurisdiction of such courts over them, stipulate to the convenience, fairness and efficiency of proceeding in such courts, and covenant not to assert any objection to proceeding in such courts based on any alleged lack of jurisdiction or any alleged inconvenience, unfairness or inefficiency of such courts.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer as of the date written below.


Date: As of December 20, 2001            INVERNESS MEDICAL INNOVATIONS, INC.


                                         By: /s/ DUANE L. JAMES
                                            -----------------------------------
                                            Name:
[Corporate Seal]                            Title: Treasurer


ATTEST:

/s/ J MCNAMARA
----------------------------------



ACCEPTED AND AGREED:

ZWANZIGER FAMILY VENTURES, LLC


By: /s/ RON ZWANZIGER
----------------------------------
    Name: Ron Zwanziger
    Title: Manager

                                    EXHIBIT I

                                  PURCHASE FORM

To: INVERNESS MEDICAL INNOVATIONS, INC.


    --------------------------
                                            Dated:
    --------------------------                    ----------------------------

       The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _____ shares of the Common Stock (the "Common Stock") covered by such Warrant and [CASH OR CHECK PAYMENT: herewith tenders payment of $_____] [NET ISSUANCE: elects pursuant to Section 1(b) of the Warrant to effect a Net Issuance], representing the full purchase price for such shares at the price per share provided for in such Warrant.

       [THE PROVISIONS SET FORTH BELOW WILL BE REVISED APPROPRIATELY BY THE COMPANY IN THE EVENT THAT THE SHARES OF COMMON STOCK PURCHASED BY THE UNDERSIGNED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.]

       The undersigned is aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

       The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Common Stock; (2) it has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to its satisfaction; (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

       The undersigned is an "accredited investor," as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act.

       The undersigned hereby represents and warrant that it is purchasing the Common Stock for its own account for investment and not for, with a view to, or in connection with, the distribution or resale of all or any part of the Common Stock.

       The undersigned understands that because the Common Stock have not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be sold unless the Common Stock is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

       The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the Securities Act and registration or qualification under applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion of its legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration and qualification or the Company otherwise satisfies itself that such transaction is exempt from registration and qualification.

       The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

       The undersigned understands that, at the present time, the undersigned may not be entitled to rely on Rule 144 promulgated by the SEC under the Securities Act for the resale or distribution of the Securities. The undersigned understands that, except as set forth in the Warrant or as may otherwise have been separately and expressly agreed by the Company and the Registered Holder, the Company has no obligation to the undersigned to register the Common Stock under the Securities Act and has not represented that it will register the Common Stock.

       The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Stock.


                                         --------------------------------------

                                         Dated:
                                               --------------------------------


                                       2